                                  EXHIBIT 23.1

                  CONSENT OF CHAPMAN PETROLEUM ENGINEERING, LTD
                         INDEPENDENT PETROLEUM ENGINEERS

         We consent to the reference to our firm and to the reference to our
"Reserve and Economic Evaluation Oil and Gas Properties" dated April 1, 2006 in the Annual Report (Form 10-KSB), of BMB Munai, Inc.

/s/ Chapman Petroleum Engineering, Ltd.

Chapman Petroleum Engineering, Ltd.
Calgary, Aberta, Canada
June 28, 2006